Exhibit 99.2

Moog Inc. ▪ East Aurora, New York ▪ 14052 ▪ 716-652-2000

Press Information

Release Date:	IMMEDIATE	Contact:	Ann Marie Luhr
	November 1, 2019		716-687-4225

MOOG ANNOUNCES CASH DIVIDEND

East Aurora, NY - The Board of Directors of Moog Inc. (NYSE: MOG.A and MOG.B) has declared a quarterly dividend of $.25 per share on the Company’s issued and outstanding shares of Class A common stock and Class B common stock. The dividend will be paid on December 2, 2019 to all shareholders of record as of the close of business on November 15, 2019.

The dividend represents a use of cash of approximately $9 million. Future declarations of quarterly dividends are subject to the determination and discretion of Moog’s Board of Directors.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to certain current and future events and financial performance and are not guarantees of future performance. This includes but is not limited to, the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the board of directors, and based on an evaluation of company earnings, financial condition and requirements, business conditions, capital allocation determinations and other factors, risks and uncertainties. The impact or occurrence of these could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

▪	The markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

▪	We operate in highly competitive markets with competitors who may have greater resources than we possess;

▪
We depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

▪	We make estimates in accounting for over-time contracts, and changes in these estimates may have significant impacts on our earnings;

▪	We enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

▪	We may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

▪	If our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

▪	We may not be able to prevent, or timely detect, issues with our products and our manufacturing processes which may adversely affect our operations and our earnings;

Exhibit 99.2

▪
Contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks, and any false claims or non-compliance could subject us to fines, penalties or possible debarment;

▪	The loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

▪	Our new products and technology research and development efforts are substantial and may not be successful which could reduce our sales and earnings;

▪	Our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

▪	Our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

▪	Our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

▪
Significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

▪	A write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

▪	Our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

▪	Our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

▪	The United Kingdom's decision to exit the European Union may bring short-term and long-term adverse impacts on our results of operations;

▪	Escalating tariffs, restrictions on imports or other trade barriers between the United States and various countries may impact our results of operations;

▪	Unforeseen exposure to additional income tax liabilities may affect our operating results;

▪	Government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

▪
The failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

▪	We are involved in various legal proceedings, the outcome of which may be unfavorable to us;

▪	Future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

▪	Our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.